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                                                                   Exhibit 10.51

                            FIRST ADDENDUM TO LEASE

     This is an Addendum ("First Addendum") to that certain Lease between IRRADIO HOLDINGS, LTD., a Florida limited partnership ("Landlord") and SPANISH BROADCASTING SYSTEM, INC., a Florida corporation ("Tenant"), said Lease dated ______________, 2000 ("Lease"). All defined terms in this First Addendum shall have the same meaning as in the Lease, except if otherwise noted. Except as amended and modified by this First Addendum, all of the terms, covenants, conditions and agreements of the Lease shall remain in full force and effect. It is the intention of Landlord and Tenant that in case of any conflict between the terms of the Lease and this First Addendum, this First Addendum shall prevail and any conflicting language, terms or provisions in the Lease shall be inoperative. This First Addendum is executed by Landlord and Tenant in compliance with Section 15.07 of the Lease, to-wit:

A.   FIXED MINIMUM ANNUAL RENT

     Section 2.01(b) is hereby deleted and replaced by the following:

     Beginning in Lease Year Two, the Fixed Minimum Annual Rent shall increase at the rate of $1.00 per square foot pursuant to the following schedule:

Lease Year Two      $31.00 per square foot   $432,543.00 Annually
Lease Year Three    $32.00 per square foot   $446,496.00 Annually
Lease Year Four     $33.00 per square foot   $460,449.00 Annually
Lease Year Five     $34.00 per square foot   $474,402.00 Annually
Lease Year Six      $35.00 per square foot   $488,355.00 Annually
Lease Year Seven    $36.00 per square foot   $502,308.00 Annually
Lease Year Eight    $37.00 per square foot   $516,261.00 Annually
Lease Year Nine     $38.00 per square foot   $530,214.00 Annually
Lease Year Ten      $39.00 per square foot   $544,167.00 Annually

B.   ADDITIONAL RENT AND OPERATING EXPENSES

     Section 2.02(b) is hereby revised as follows:

     (i) The following is hereby added to the end of Section 2.02(b)(i):
"including the building manager but not above the level of building manager."

     (ii) Section 2.02(b)(xi) is hereby deleted in its entirety and replaced with the following: "the cost of any capital improvements to the Building or of any machinery or


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equipment installed in the building which improves the operating efficiency of the Building and which is made or becomes operational, as the case may be, after the expiration of the first (1st) lease year, to the extent of such cost, amortized over the useful life of the improvement, machinery or equipment (as reasonably estimated by Landlord)."

     (iii) Section 2.02(b)(xii) is hereby modified to add the following after the word "legal:" "(to the extent incurred to enforce service contracts with respect to the Building)."

     SECTION 2.02(c) IS HEREBY REVISED AS FOLLOWS:

     (i) Section 2.02(c)(ii) is hereby amended and restated in its entirety as follows: "interest, penalties and charges on and amortization of debt."

     (ii)    The following is hereby added to the end of Section 2.02(c):
"(xiii) rents under any superior lease or other lease and the cost of consummating any superior lease or other lease, (xiv) the cost of any installation and decoration incurred in connection with preparing space for any other tenant of the Building, (xv) all brokerage commissions, (xvi) taxes and assessments in respect of any air rights or development rights now or hereafter appurtenant to, or used in connection with the construction of, the Building,
(xvii) costs incurred by Landlord as the result of a breach by Landlord of a lease or other occupancy agreement covering space in the Building, (xviii) the cost of installing, operating and maintaining any commercial concessions (other than the garage) operated by Landlord in the Building or of installing, operating and maintaining any specialty services, such as a Building cafeteria or dining facility, or an athletic, luncheon or recreational club, (xix) all additions to Building reserves, (xx) dues paid to trade associations and similar expenses if there is no resulting benefit to the Building, (xxi) the cost of removing Hazardous Substances in order to comply with Environmental Laws, (xxii) the cost of preparing tax returns and financial statements, (xxiii) the expense of operating and maintaining space outside the Building used for management purposes, and (xxiv) the cost of curing any condition existing on the date hereof which is a violation of any Requirement or insurance requirement existing on the date hereof (other than the annual expenses to fund the Building compliance plan with respect to the American With Disabilities Act.)"

      SECTION 2.02(d) IS HEREBY REVISED AS FOLLOWS:

      (i) Section 2.02(d)(ii) is hereby amended to insert the word "reasonable" between the words "any" and "expenses".

      (ii) The following is hereby inserted following the second complete sentence of Section 2.02(d): "The amount of any assessment included in Taxes shall, if payable in installments, be limited to the amount of the installment due in respect of the applicable Tax Year, together with any interest payable in connection therewith (other than interest payable by reason of the delinquent payment of such installment). All income, estate, succession, inheritance, transfer and franchise taxes shall be excluded from Taxes."

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      (iii)  The last complete sentence of Section 2.02(d) is hereby amended and restated in its entirety as follows: "To the extent that Landlord receives a tax refund, thereby reducing the Operating Expenses for a year in which an increase in Operating Expenses has been paid by Tenant, Tenant's proportionate share of such refund (not to exceed the Operating Expenses paid by Tenant) shall be applied against the next Fixed Minimum Annual Rent payments becoming due under the Lease, or if such refund is received by Landlord after the Term of this Lease (and any renewal term), Tenant's proportionate share of such refund (not to exceed the Operating Expenses paid by Tenant) shall be promptly refunded to Tenant. The foregoing provisions shall survive the expiration of this Lease.

C.  COMMON USE AREAS AND FACILITIES

    SECTION 3.01 IS HEREBY REVISED AS FOLLOWS:

    The following is hereby added to the end of Section 3.01: "Notwithstanding the foregoing, in no event shall the exercise of Landlord's rights under this Section unreasonably interfere with the conduct of Tenant's business in the Leased Premises, nor shall they materially impair access to the Leased Premises."

    SECTION 3.02 IS HEREBY REVISED AS FOLLOWS:

    The following is hereby added to the end of Section 3.02: "Notwithstanding the foregoing, Landlord agrees that provided Tenant is not in default hereunder beyond all applicable notice and cure periods, no such license shall be revoked if such revocation would serve to unreasonably interfere with the conduct of Tenant's business in the Leased Premises, nor shall they materially impair access to the Leased Premises."

D.  SERVICES

    SECTION 4.01 IS HEREBY REVISED AS FOLLOWS:

      (i) The third sentence of the fifth full paragraph (next to last) is hereby amended to insert the word "reasonably" between the words "that" and "considered."

      (ii) The following is hereby inserted after the word "Lease" in the second line of the last full paragraph of Section 4.01: "beyond all applicable notice and grace periods,"

      (iii) The following is hereby added to the end of the last full paragraph of Section 4.01: "Notwithstanding the foregoing, in the event the failure to provide any such service or services renders the Leased Premises untenantable for the conduct of Tenant's business at the Leased Premises as reasonably determined by Landlord for a period in excess of 10 consecutive business days and Landlord has not commenced to cure such failure or is otherwise not proceeding with due diligence to cure such failure, Tenant shall have the right to a rent abatement for the period of time following such 10 business day period until the Leased

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Premises is rendered tenantable."

     SECTION 4.02 IS HEREBY REVISED AS FOLLOWS:

             The last sentence of Section 4.02 is hereby amended to insert the following after the word "unreasonable:" "(and shall be at least Tenant's Proportionate Share of such space)."

E.   USE

     ARTICLE V IS HEREBY REVISED AS FOLLOWS:

             The following is hereby inserted after the word "office" in the first sentence: "(and legally permitted ancillary uses)."

F.   INSURANCE AND INDEMNITY

     SECTION 6.05 IS HEREBY REVISED AS FOLLOWS:

             The following is hereby inserted at the end of the first sentence of Section 6.05: "except to the extent arising from the gross negligence or wrongful act of Landlord and Landlord's agents, contractors or employees."

     A NEW SECTION 6.07 IS HEREBY ADDED AS FOLLOWS:

             Section 6.07 Landlord's Insurance.

             Landlord shall maintain, at all times during the Term:

              (a) comprehensive general public liability insurance covering (i) Landlord's liability with respect to any construction that Landlord may perform in connection with the Building and (ii) Landlord's liability for death, bodily injury or property damage occurring in, on or about the Building, including liability arising from any act or omission by Landlord or its agent relating to the public portions of the Building. Such insurance shall have a combined limit of not less than $5,000,000 in respect of bodily injury, death or property damage in any one occurrence. Such limit shall be increased from time to time (but without obligation to do so more than once every 5 years) so as to be consistent with the limits for such insurance which is customarily carried by owners of similar buildings in Miami, Florida. Such liability coverage shall include a contractual liability endorsement with respect to this Lease; and

              (b) "all risk" property insurance covering the Building (but not including any Tenant Improvements) in an amount which is required by any mortgagee

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               holding a mortgage encumbering the Building, or, to the extent not required by any such mortgagee, in an amount reasonably and customarily carried by owners of properties similar to the Building in Miami.

G.   DESTRUCTION AND CONDEMNATION

     Section 7.01(b) is hereby revised as follows:

          The words "casualty loss" in the first line are hereby replaced with "Casualty Loss."

     Section 7.01(c) is hereby revised as follows:

          Section 7.01(c) is hereby amended and restated in its entirety as follows: "In the event of a Casualty Loss to the Leased premises which Casualty Loss does not render the Leased Premises untenantable for the operation of Tenant's business, there shall be no rent abatement and the Landlord shall repair the Leased Premises and restore the Leasehold Improvements to their Original Condition, all within 180 days of the occurrence of the Casualty Loss."

     Section 7.01(d) is hereby revised as follows:

          (i) The following is hereby inserted in the second line of Section 7.01(d) after the word "untenable": "for the operation of Tenant's business, as reasonably determined by Landlord"

          (ii) Section 7.01(d) as hereby amended and restated as follows: "In the event of a Casualty Loss to the Leased Premises which Casualty Loss does not render more than fifty percent (50%) of the Building untenantable, as reasonably determined by Landlord, provided (i) the Building may be repaired to its Original Condition within eighteen (18) months from the date of the occurrence of the Casualty Loss, and (ii) Landlord's mortgagee makes the insurance proceeds available to Landlord, Landlord shall restore the Premises to its Original Condition within eighteen (18) months of the date of the occurrence of the Casualty Loss and Tenant shall receive an abatement of rent in proportion to that part of the Leased Premises which is untenantable for the operation of Tenant's business as reasonably determined by Landlord retroactive to the date of such Casualty Loss until the Leased Premises are restored."

     Section 7.01(e) is hereby amended as follows:

          The first paragraph of Section 7.01(e) is hereby amended and restated as follows: "In the event of a Casualty Loss to the Leased Premises (i) which Casualty Loss renders more than fifty percent (50%) of the Building untenantable, as reasonably determined by Landlord, (ii) which results in damage to the Building which cannot be restored to its Original Condition within eighteen (18) months following the date of the occurrence of the Casualty Loss, or (iii) and the Landlord's mortgagee does not make the insurance proceeds available to the Landlord


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Landlord shall have the following options, one of which must be exercised by delivery of notice to Tenant no later than 180 days from the occurrence of the Casualty Loss:"

     SECTION 7.01(e) IS HEREBY REVISED AS FOLLOWS:

          The following is hereby inserted in the first line of Section 7.01(e) after the Word "untenable": "for the operation of Tenant's business, as reasonably determined by Landlord"

     SECTION 7.01(g) IS HEREBY REVISED AS FOLLOWS:

          The following is hereby inserted at the beginning of Section 7.01(g):
"Subject to Landlord's obligation to maintain the insurance required under
Section 6.07 of this Lease,"

H.  DEFAULTS AND REMEDIES

     SECTION 8.01 IS HEREBY REVISED AS FOLLOWS:

          (i) Section 8.01(c) is hereby amended and restated in its entirety as follows: "Failure of Tenant to pay any installment of Fixed Minimum Annual Rent or Additional Rent ("Rent") due hereunder, or any other sum herein required to be paid by Tenant which is not paid within five (5) days following notice of demand for payment from Landlord; provided, however, that Tenant shall not be entitled to receive notice more than twice in any one Lease Year, and after the second notice is given in any one Lease Year, the aforestated five (5) day grace period shall be calculated from the date payment is otherwise due under this Lease."

          (ii) Section 8.02(d) is hereby amended to replace "ten (10)" in the first and second lines thereof with "thirty (30)"; and to replace "thirty (30)" in the last line thereof with "sixty (60)."

          (iii) Section 8.01(f) is hereby deleted in its entirety.

          (iv)  Section 8.01(g) is hereby deleted in its entirety.

     SECTION 8.03 IS HEREBY REVISED AS FOLLOWS:

          The following is hereby added to the end of Section 8.03:
"Notwithstanding the foregoing, provided Tenant is not in default under this Lease, Landlord agrees that the foregoing lien shall be automatically subordinate to any lien held by an institutional lender or vendor providing financing for leasehold improvements (which do not constitute fixtures), furniture, trade fixtures, equipment and/or other personal property of Tenant or a corporate institutional lender of Tenant who requires a lien on all of the Tenant's assets."

     SECTION 8.07 IS HEREBY REVISED AS FOLLOWS:

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          The second full sentence in Section 8.07 is hereby deleted in its entirety.

     SECTION 8.08 IS HEREBY REVISED AS FOLLOWS:

          The reference to "eighteen percent (18%)" in the second line of
Section 8.08 is hereby replaced with "four (4) percentage points over the then applicable "Prime Rate" as published in the Wall Street Journal."

     SECTION 8.09 IS HEREBY REVISED AS FOLLOWS:

          The reference to "twice" in the fifth line of Section 8.09 is hereby replaced with "one and a half."

I.   ALTERATIONS

          (i) The following is hereby inserted before the word "alterations" in the first line of Article IX: "structural or material."

          (ii) The following is hereby inserted following the first sentence of Article IX: "The foregoing shall not be deemed to limit in any way Tenant's rights to perform any non-structural or cosmetic alterations to the Leased Premises, provided the same do not require a building permit."

          (iii) The following is hereby inserted at the end of the first paragraph of Article IX: "Landlord shall inform Tenant in writing at the time of the approval of any Alteration whether Landlord will require the removal of such Alteration at the end of the Term. In the event Landlord fails to give such notice or notifies Tenant that such Alteration need not be removed, then Tenant shall have no obligation to remove said Alteration at the end of the Term."

J.   TRADE FIXTURES

          The following is hereby deleted from the first sentence in Article X:
"shall be new or completely reconditioned and"

K.   QUIET ENJOYMENT

          Article XI is hereby amended and restated in its entirety as follows:
"Provided that the Tenant is not in default beyond all applicable notice and cure periods under the Lease and the Lease otherwise remains in full force and effect. Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless to the terms and conditions of this Lease."


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L.   MAINTENANCE

     The first sentence of Article XII is hereby amended and restated as follows: "Tenant shall, at all times, keep the Leased Premises (including maintenance of its entrances and all glass) and all interior partitions, doors, fixtures and equipment in good order, condition and repair, except for the structural portions of the Building and the lighting (including replacement of standard lamps and bulbs), heating, plumbing fixtures, air conditioning system and other mechanical systems and common areas in and about the Building, which shall be maintained by Landlord."

M.   MISCELLANEOUS

     SECTION 15.03 IS HEREBY REVISED AS FOLLOWS:

          (i) The following is hereby inserted following the words "Landlord may" in the third line of Section 15.03: "reasonably." The words "or desirable" are hereby deleted in the third line of Section 15.03 and are hereby replaced with "or as may be otherwise permitted or required to be made under this Lease,"

          (ii) The following is hereby inserted prior to the words "the Fixed Minimum Annual Rent" in the third line of Section 15.03: "except as set forth below."

          (iii) The following is hereby added to the end of Section 15.03:
"Notwithstanding the foregoing, if any such work by Landlord materially and adversely interferes with Tenant's use and occupancy of the Leased Premises or Tenant's access such that more than twenty five percent (25%) of the Leased Premises shall be untenantable or inaccessible and is not able to be used by Tenant for the conduct of its business for more than ten (10) consecutive business days, Tenant shall receive an abatement of the fixed rent and additional rent allocable to such untenantable or inaccessible portion of the Leased Premises, for the period of such untenantability or inaccessibility following such ten (10) business day period."

     SECTION 15.04 IS HEREBY REVISED AS FOLLOWS:

          The following is hereby added to the end of Section 15.04(a):
"Notwithstanding the foregoing, (i) the transfer of up to 49% of the outstanding stock of Tenant or the transfer of shares of the Tenant that are publicly traded on a recognized stock exchange shall not constitute an assignment under this Lease, (ii) the Tenant may assign this Lease without Landlord's consent to any entity controlling, controlled by or under common control with Tenant, provided that no such assignment shall relieve Tenant from any liability under this Lease, whether accrued to the date of such assignment or thereafter accruing, and provided further that such assignee assumes, in writing, all of Tenant's obligations under the Lease, in form and content reasonably acceptable to Landlord, and (iii) the Tenant my assign this Lease without Landlord's consent to a successor entity in connection with a merger or sale of the entire business of Tenant provided (x) such successor entity has a net worth equal to or greater than the net worth of the Tenant as of the date



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of such assignment, (y) that no such assignment shall relieve Tenant from any liability under this Lease, whether accrued to the date of such assignment or thereafter accruing, and (z) that such assignee assumes, in writing, all of Tenant's obligations under the Lease, in form and content reasonably acceptable to Landlord."

     SECTION 15.05 IS HEREBY REVISED AS FOLLOWS:

     A new section 15.05(d) is hereby added as follows: "Landlord shall obtain a non-disturbance agreement in favor of Tenant from its existing mortgagee on such mortgagee's customary form, and Tenant shall execute such form to evidence the subordination of the Lease and attornment to the mortgagee. With respect to any future mortgagee's, Landlord shall use its best efforts to obtain a non-disturbance agreement in favor of Tenant from its mortgagee on such mortgagee's customary form and Tenant shall execute such form to evidence the subordination of the Lease and attornment to the mortgagee. Notwithstanding anything herein to the contrary, the subordination of this Lease to any particular mortgage granted by Landlord on the Leased Premises and/or the Building shall be subject to and conditioned on Tenant's receipt of a non-disturbance agreement from the particular mortgagee as provided above."

     SECTION 15.16 IS HEREBY REVISED AS FOLLOWS:

     Section 15.16 is hereby amended and restated in its entirety as follows:
"Taking possession of the Leased Premises by Tenant shall be conclusive evidence as against Tenant that (other than latent defects) the Leased Premises were in good and satisfactory condition when possession was so taken."

     SECTION 15.20 IS HEREBY DELETED IN ITS ENTIRETY.

     SECTION 15.22 IS HEREBY REVISED AS FOLLOWS:

     The following is hereby inserted at the end of Section 15.22: "other than products (e.g. cleaning products and copier toner) customarily used in premises similar to the Leased Premises which are used in compliance with all applicable laws."

     SECTION 15.24 IS HEREBY REVISED AS FOLLOWS:

     The following is hereby added to the end of Section 15.24: "Provided Tenant requests such certificate for a legitimate business purpose, Landlord shall be obligated to deliver to Tenant the estoppel certificate information required herein of Tenant within the time periods required of Tenant upon written request therefor."

     SECTION 15.25 IS HEREBY REVISED AS FOLLOWS:

     The following is hereby inserted after 15.25(d): "or (c) apply the Rules or Regulations in a discriminatory manner."




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     SECTION 15.26 IS HEREBY DELETED IN ITS ENTIRETY.

M.   RULES AND REGULATIONS

     RULE 1 IS HEREBY REVISED AS FOLLOWS:

     The following is hereby add to the end of the first sentence in rule 1:
"which will not be unreasonably withheld or delayed."

     RULE 4 IS HEREBY REVISED AS FOLLOWS:

     The following is hereby inserted at the beginning of rule 4: "Except as set forth in the Lease,"

     RULE 16 IS HEREBY REVISED AS FOLLOWS:

     The following is hereby inserted before the word "opinion" in rule 16:
"reasonable."

N.   OPTION TO RENEW

          THE FOLLOWING IS HEREBY ADDED TO THE LEASE:

               Provided Tenant has complied with all the terms and conditions of the Lease and is not in default or breach of its obligations thereunder, Landlord grants to Tenant the option to renew the term of the Lease for two additional (5) year periods ("Renewal Term(s)") to commence at the end of the Lease Term or Renewal Term. Tenant must exercise its option to renew by delivering written notice of such election to Landlord at its place of business at least One Hundred Eighty (180) days prior to the expiration of the current Lease Term or the First Renewal Term, as the case may be. The terms and conditions of the Renewal Term shall be on the same terms set forth in the Lease except that all rent, including but not limited to, all Additional Rent and other charges payable during the Lease Term shall be at the then current prevailing market rate (the "Prevailing Market Rate") at the time the applicable Renewal Term commences and there shall be no additional Renewal Terms other than those provided above. Prevailing Market Rate shall be computed as of the date in question with consideration being given to then-current annual basic rental charges and other additional rent for new leases then currently, or within the preceding twelve (12) month period, being or that have been negotiated or executed in comparable space located in the Building, or if no new leases are then currently, or within the preceding twelve
          (12) month period, being or that have been negotiated or executed then the comparison shall be made based on comparable space located elsewhere in first-class office buildings comparably aged and equipped located in Coconut Grove

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or, if no comparables are available, in Miami's Central Business District.

     Notwithstanding anything to the contrary herein contained, the parties hereby agree that, at the time Landlord gives its initial determination of any Prevailing Market Rate, Landlord shall have the right, exercisable by written notice to Tenant: (i) to change the base taxes to an amount equal to the actual amount of taxes for the immediately preceding tax year for which Landlord has actual tax data, and (ii) to change base operating expenses and/or building energy utility cost base from the respective amounts to an amount or amounts, as the case may be, equal to the actual amount of operating expenses and/or the actual amount of building energy/utility costs, as the case may be, for the immediately preceding operating year. In determining Prevailing Market Rate, the amount of base taxes, base operating expenses and/or building energy utility cost base and electricity shall be taken into account and given effect.

     Landlord shall initially designate a Prevailing Market Rate and shall furnish data in support of such designation to Tenant (the "Landlord's Designated Amount"). If Tenant disagrees with Landlord's Designated Amount, then Tenant shall have the right by written notice given within thirty (30) days after Tenant has been notified of Landlord's Designated Amount, to submit to Landlord the amount that Tenant considers to be the Prevailing Market Rate, together with data in support thereof (the "Tenant's Designated Amount"). Thereafter, the parties shall have a period of thirty (30) days to engage in discussions for purposes of arriving at a mutually acceptable amount. If the parties are unable to do so, then promptly following the expiration date of such thirty (30) day period, the parties shall submit Landlord's Designated Amount and Tenant's Designated Amount to the nearest local office of the American Arbitration Association (the "Association") so that either Landlord's Designated Amount or Tenant's Designated Amount is selected as the amount which will constitute the Prevailing Market Rate under the Lease. In that regard, it is understood and agreed that no amount other than the Landlord's Designated Amount or the Tenant's Designated Amount may be selected by the Association. Each party shall equally share the costs of arbitration hereunder. The decision of the Association shall be binding on the parties and shall be incorporated into the terms of the Lease. In the event the matter is submitted to the Association for resolution, then during the pendency of the dispute, Tenant shall pay rent under the Lease to the Landlord in an amount equal to Tenant's Designated Amount (the "Tenant's Rent Payment") and Tenant shall pay the difference, on the same due date as the rent is due under the Lease, between Tenant's Designated Amount and Landlord's Designated Amount into the trust account of Tenant's counsel ("Escrow Agent") to be held pending resolution of the dispute.

     Upon resolution of the dispute and determination of the Prevailing Market Rate by the Association and in the event the Prevailing Market Rate set by the


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     Association differs from the Tenant's Rent Payment, the Tenant shall pay and/or cause Escrow Agent to pay to Landlord any deficiency in unpaid rent or Landlord shall pay to Tenant any overpaid rent within five (5) business days of the Association's written decision and a failure to pay such amount during such time period shall be deemed a default of such party's obligations under the Lease. Furthermore, in the event either Landlord or Tenant fails to pay 1/2 of the arbitration costs within five (5) business days from the earlier of (i) any invoice due date or (ii) any request for payment made by the Association or any arbitrator, the same shall be a default of that party's obligations under the Lease.

O.   STORAGE SPACE:

          Tenant shall have the right to the use of that certain storage space located on the 7th floor of the building's garage hereby designated as Storage Space No 12 per the attached plan (Exhibit F) consisting of 911 rentable square feet at the rate of $10.00 square feet or Seven Hundred Fifty Nine and 16/100 Dollars ($759.16) per month plus applicable sales tax. Said rate shall increase annually by $0.50 per square foot.

P.   SIGNAGE

          Provided that Tenant is not in default of any term, condition or covenant of the Lease beyond all applicable notice and grace periods, Tenant shall have the right, at its sole cost and expense, to install rooftop signage on the building. Prior to installation, Tenant shall submit its proposed signage plans (including design, content, location and electrical plans) for Landlord's approval, which may be withheld in Landlord's sole and absolute discretion. Said signage must comply with Landlord's signage criteria and all relevant municipal codes and regulations. Tenant shall be responsible, at Tenant's sole cost and expense, for obtaining all permits and approvals required to erect and maintain said signage. Additionally, Tenant, at its sole cost and expense, shall maintain and remove signage, if necessary. Upon the expiration or earlier termination of this Lease, if requested by Landlord, Tenant shall, at Tenant's sole cost and expense, remove such signage.


                 [SIGNATURE BLOCK CONTINUED ON FOLLOWING PAGE]


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     IN WITNESS WHEREOF, the parties hereto have executed this First Addendum as of this 14 day of December, 2000.

/s/ MARIA SHEFFY                  LANDLORD:
-----------------------           IRRADIO HOLDINGS, LTD.
AS TO LANDLORD                    A FLORIDA LIMITED PARTNERSHIP

/s/ KIM TAYLOR                    BY: TERREMARK MANAGEMENT SERVICES,
-----------------------           INC., A FLORIDA CORPORATION,
AS TO LANDLORD                    MANAGING AGENT

                                  BY: /s/ WILLIAM J. BIONDI
                                      ------------------------------
                                      WILLIAM J. BIONDI
                                      PRESIDENT


                                  TENANT:
                                  SPANISH BROADCASTING SYSTEM,
                                  INC., A FLORIDA CORPORATION

/s/ illegible                     /s/ JOSEPH S. GARCIA
-----------------------           ----------------------------------
AS TO TENANT

/s/ illegible
-----------------------
AS TO TENANT

                                  EXHIBIT "F"

                                  (Blueprint)

                                  (Blueprint)